CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-5570-LA and 333-43899 on Form S-3 and Form S-8, respectively, of our report dated March 27, 1997, with respect to the consolidated financial statements of Bristol Retail Solutions, Inc. as of December 31, 1996, and for the period from inception (April 3, 1996) to December 31, 1996 included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997.

/S/ Ernst & Young LLP
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Orange County, California
April 15, 1998